UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 16, 2017
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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Nevada	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)
1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)
(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers

On February 16, 2017, Jeffrey G. Korn, Chief Legal Office (“CLO”) informed Crexendo, Inc. (“the Company”) that he is resigning as CLO effective immediately. Mr. Korn has agreed to remain with the Company in the position of General Counsel until at least June 30, 2017. The Company expects to negotiate with Mr. Korn on a longer agreement so that Mr. Korn may remain as general counsel on a part time basis for a longer period of time.
Mr. Korn’s decision was not the result of any disagreement between the Company and Mr. Korn on any matter relating to the Company's operations, policies or practices. Mr. Korn is intending to spend more time with his consulting/legal practice. The Company does not intend to replace the position of CLO.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: February 16, 2017	Crexendo, Inc.

	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer

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